SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant  [ ]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             HOMEOWNERS GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             HOMEOWNERS GROUP, INC.
                  -------------------------------------------
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions apply:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 -11:

    (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

                             HOMEOWNERS GROUP, INC.
                                6365 Taft Street
                            Hollywood, Florida 33024
                            Telephone (305) 983-0350

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                                               November 17, 1995

To the Stockholders of Homeowners Group, Inc.:

     The Annual Meeting of Stockholders of Homeowners Group, Inc. will be held at the Sheraton Design Center Hotel, 1825 Griffin Road, Dania, Florida, on December 22, 1995 at 2:00 p.m., for the following purposes as described in the attached proxy statement:

        1. The election of two nominees to the Board of Directors to serve until the 1998 Annual Meeting of Stockholders and until a successor is elected and qualified; and

        2. The transaction of such other business as may properly come before the meeting and any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on November 10, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

                                            By order of the Board of Directors


                                                     MICHAEL F. JONES
                                                        Secretary

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

                             HOMEOWNERS GROUP, INC.
                                6365 Taft Street
                            Hollywood, Florida 33024
                            Telephone (305) 983-0350

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 22, 1995

                                                               November 17, 1995

PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Homeowners Group, Inc., a Delaware corporation (the 'Company'). If the enclosed form of proxy is properly executed and returned, it will be voted in the manner directed therein, but may be revoked at any time prior to its exercise by written notification to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the meeting in person, by giving notice of revocation to the inspectors of election at the meeting. The form of proxy vests in the persons named therein as proxies discretionary authority to vote on any matters not now known to management which may come before the meeting.

     The solicitation is being made by use of the mails and the cost thereof will be borne by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and upon request, will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     The Annual Report of the Company for the fiscal year ended December 31, 1994 accompanies this Proxy Statement.

VOTING SECURITIES

     The Company had 5,558,350 shares of Common Stock (par value $.01 per share) outstanding as of the record date, November 10, 1995. Holders of record of stock at the close of business on that date will be the only persons to receive notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share. The quorum necessary to conduct business at the Annual Meeting consists of one-third of the outstanding shares of the Common Stock of the Company. Directors are elected by plurality vote. Other proposals require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. Under the Company's Certificate of Incorporation, By-laws and applicable Delaware law, abstentions and broker non-votes will not have the effect of votes in opposition to the election of a director.

PRINCIPAL HOLDERS

     The following table sets forth information concerning beneficial ownership, as of November 10, 1995, by persons known to the Company (based upon filings on Schedules 13G filed pursuant to the Securities Exchange Act of 1934) to own more than 5% of the Company's outstanding voting securities. The table also shows information concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of November 10, 1995 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

                                                                                           BENEFICIAL OWNERSHIP
                                                                                          ----------------------
                                                                                          SHARES         PERCENT
                                                                                          -------        -------
Carl Buccellato........................................................................   402,603(2)        7.1%
Melvin Stewart.........................................................................   315,375(3)        5.7%
C. Gregory Morris......................................................................    30,000(4)         .5%
Diane M. Gruber........................................................................    15,050(5)         .3%
Gary D. Lipson.........................................................................    58,500(6)        1.0%
Michael A. Nocero, Jr., M.D............................................................   135,500(7)        2.1%
Sandra Stewart Bernstein...............................................................   406,862(8)        7.3%
2810 North 46th Avenue
Hollywood, Florida 33021
Dimensional Fund Advisors, Inc. .......................................................   359,400(8)        6.5%
1299 Ocean Avenue
Santa Monica, California 90401
Wanger Asset Management, Ltd. .........................................................   350,000(8)        6.3%
227 West Monroe, Suite 3000
Chicago, Illinois 60606
T. Rowe Price Associates, Inc. ........................................................   305,000(8)        5.5%
100 E. Pratt Street
Baltimore, Maryland 21202
Acorn Investment Trust, Series Designated Acorn Fund ..................................   297,000(8)        5.3%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606
All Directors and Executive Officers
  as a Group (6 persons)...............................................................   957,028(9)       16.5%

------------------------
 (1) The address of all executive officers and directors is 6365 Taft Street, Hollywood, Florida 33024.

 (2) Includes 14,297 shares of Common Stock held by Carl Buccellato as Trustee of the Renee Buccellato Trust, the Lori Ann Buccellato Trust and the Matthew Buccellato Trust. Includes presently exercisable options to purchase 135,000 shares of common stock.

 (3) Includes 243,701 shares of Common Stock held by Melvin Stewart as Trustee of the Melvin Stewart Trust. Also includes 15,788 shares of Common Stock held by Mitchell Stewart as Trustee of the Bari

                                       2

     Udell Trust, as to which trust Melvin Stewart has the power to direct the voting and investment of such shares as trust advisor and as to which beneficial ownership is disclaimed by Mr. Stewart.

 (4) Consists of options to purchase 30,000 shares of common stock.

 (5) Includes presently exercisable options to purchase 5,000 shares of common stock. The total does not include 1,000 shares owned by Gayle N. Gruber, Mrs. Gruber's daughter, as to which beneficial ownership is disclaimed by Mrs. Gruber.

 (6) Includes 25,000 exercisable warrants and options to purchase 17,500 shares of common stock.

 (7) Includes 70,000 shares of Common Stock owned under a retirement plan for the benefit of Michael A. Nocero, Jr., M.D. and indirect ownership of 24,000 shares owned by his daughters. Includes presently exercisable options to purchase 17,500 shares of common stock.

 (8) Ownership shares and percentage based upon Schedules 13G as provided to the Company.

 (9) Includes an aggregate of 230,000 shares which the officers and directors have the right to acquire within (60) days of November 10, 1995 through the exercise of options and warrants.

                             ELECTION OF DIRECTORS

     The persons named as proxies in the enclosed proxy card(s) intend to vote all valid proxies received in favor of the election of Diane M. Gruber and Melvin Stewart whose terms expire at the Annual Meeting of Stockholders (see table that follows). The term of each director elected will expire at the 1998 Annual Meeting of Stockholders and upon the election and qualification of his or her successor. If any nominee refuses or is unable to serve as a director, the proxies will be voted for the other nominees and for such substitute nominee(s) as may be designated by the present Board of Directors. The Board knows of no reason why any nominee will be unavailable or unable to serve.

     Directors are elected at the Company's Annual Meetings of Stockholders and serve three years or until their successors are elected and qualified. All of the Company's directors are currently serving three-year terms, except for Diane
M. Gruber who was elected by the Board of Directors on January 28, 1993 to fill a vacancy created by the death of a former director. Former directors, Richard
L. Abedon and Dean S. Woodman, resigned from the Board of Directors effective July 14, 1995 and November 8, 1995, respectively. There are no family relationships among directors or executive officers of the Company. All non-employee directors are currently compensated at the rate of $3,500 for each Board meeting attended. The Board met five times in 1994 and all Directors in office at the time of such meetings attended all of the meetings. The directors of the Company are as follows:

                                                                                            DIRECTOR
NAME                                    AGE                  POSITION                        SINCE
----                                    ---                  --------                       --------
                   DIRECTORS STANDING FOR ELECTION FOR TERM EXPIRING IN 1998
Diane M. Gruber........................  55     Director                                       1993
Melvin Stewart.........................  63     Director                                       1988
                              DIRECTOR WHOSE TERM EXPIRES IN 1996
Gary D. Lipson.........................  43     Director                                       1991
                              DIRECTORS WHOSE TERM EXPIRES IN 1997
Carl Buccellato........................  53     Chairman, President, Chief Executive Officer   1988
                                                and Director
Michael A. Nocero, Jr., M.D............  54     Director                                       1988

     Ms. Gruber has been in the real estate and insurance industries for more than thirty years. She is a licensed life, health and property and casualty insurance broker. Ms. Gruber, along with her spouse, owns 100% of the stock of the firm that is the Company's franchisee for Rhode Island and Connecticut and 50% of the stock of the firm that is the Company's franchisee for Maine, Vermont, New Hampshire and Massachusetts. She is Executive Vice President of the Company's franchisee for New Jersey/New York.

     Mr. Stewart served as the Chairman of the Company from May, 1992 to September, 1994. Mr. Stewart served as President and Chief Executive Officer of the Company from incorporation until May, 1992. He has served as a Director of Homeowners Marketing Services, Inc. ('HMS') since its formation in 1980. The Company was organized to become the holding company for HMS in 1988. Mr. Stewart has also held various executive positions in HMS and other subsidiaries of the Company.

     Mr. Lipson has been an attorney in the South Florida area for more than eighteen years. Since 1993 he has served as Chairman of the Board of KMG Fiber Optics, Inc., a manufacturer and distributor of fiber optic cable. Since January, 1988, he has served as Chairman of the Board of Spring Water, Ltd., a distributor of bottled water in South Florida. From November, 1988 to September, 1991, he served as a Vice President of Montenay International Corp., which is primarily engaged in the design, construction and operation of waste-to-energy facilities.

     Mr. Buccellato has been President and Chief Executive Officer since May, 1992 and Chairman of the Company since September 1994. Prior to May, 1992, he served as Chief Operating Officer. Mr. Buccellato currently serves as Chairman, President and Chief Executive Officer of HMS and holds various executive positions in other subsidiaries of the Company, and was Secretary of the Company until January, 1993.

     Dr. Nocero is a practicing cardiologist with the Central Florida Cardiology Group in Orlando, Florida, and is a Diplomate of the American Board of Internal Medicine and Cardiovascular Diseases. Dr. Nocero was the former Chairman of the Board of The American College of Cardiology and presently serves on its Board of Trustees.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and any persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all forms they file pursuant to
Section 16(a). To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1994, all officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

COMMITTEES

     The Company has a Stock Option and Compensation Committee, an Audit and Investment Committee, a Nominating Committee and an Executive Committee. The Stock Option and Compensation Committee is comprised of Messrs. Stewart and Lipson, Ms. Gruber and Dr. Nocero; the Audit and Investment Committee is comprised of Dr. Nocero and Mr. Stewart; the Nominating Committee is comprised of Dr. Nocero, Mr. Lipson and Ms. Gruber; and the Executive Committee is comprised of Messrs. Buccellato, Lipson and Ms. Gruber. In 1994, the Audit and Investment Committee met one time, the Stock Option and Compensation Committee met two times, the Nominating Committee met one time and the Executive Committee met seven times. All Directors in office at the time of such meetings attended their respective committee meetings. Directors are compensated at the rate of $500 for each committee meeting attended and are entitled to reimbursement for travel expenses incurred in connection with attending meetings. Mr. Lipson, the non-employee director on the Executive Committee, was paid $3,500 for each of the seven Executive Committee meetings he attended.

     The function of the Audit and Investment Committee is to review the investment strategy and performance of the investment portfolio, to recommend the firm to be appointed as independent certified public accountants to audit the Company's financial statements, to review the scope and results of the audit with the independent certified public accountants, to receive reports from the independent auditors and to review the adequacy of the internal controls and accounting procedures of the Company.

     The function of the Stock Option and Compensation Committee is to administer the Company's stock option plans (including making awards and determining the terms and conditions upon which they are granted) and to review and establish the compensation of the executive officers.

     The function of the Nominating Committee is to assist management with respect to matters of succession, to review the qualifications of candidates for the position of Director and to recommend candidates to the Board as nominees for election at the Annual Meeting of Stockholders or to fill such Board vacancies as may occur during the year. The Nominating Committee will consider nominees recommended by security holders. Recommendations may be forwarded to the Nominating Committee at the Company.

     Subject to limitations imposed by applicable law, the Executive Committee is empowered to act for the Board of Directors between meetings of the full Board. In addition, the Executive Committee reviews Company activity and makes recommendations to the full Board of Directors.

EMPLOYEE STOCK OPTION PLANS

     The Company's incentive stock option plan (the 'ISO Plan') and non-statutory option plan (the 'Supplemental Plan') (collectively, the 'Option Plans') were approved by the stockholders on March 15, 1988 and cover an aggregate of 600,000 shares of Common Stock. The options granted under the ISO Plan are intended to qualify as 'incentive stock options' within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code'). The options granted under the Supplemental Plan are not intended to qualify as 'incentive stock options' within the meaning of Section 422 of the Code.

     The ISO Plan provides for the grant of options for 300,000 shares to all employees of the Company, excluding outside directors. The Supplemental Plan provides for the grant of options for 300,000 shares to all employees, consultants and agents of the Company and other persons having business relationships with the Company, excluding outside directors.

     The exercise price of all stock options for Common Stock granted under the Option Plans must be at least equal to the fair market value of the shares on the date of grant.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Company's Non-Employee Director Stock Option Plan ('Directors Plan') was approved by the stockholders on May 21, 1992 and provides for issuance of a maximum of 300,000 shares.

     Directors receive 25,000 options upon initial election to the Board of Directors. The price for each option will be the closing price of the Company's stock on the date of the grant. The options are exercisable as follows: 2,500 shares may be purchased after the first anniversary of the date of the grant; 5,000 after the second anniversary; 10,000 after the third anniversary; 17,500 after the fourth anniversary; and 25,000 after the fifth anniversary; provided that in each case, the number of shares which may be purchased is reduced by the number of shares purchased pursuant to options previously exercised. The options are granted for a term of ten years. All outstanding options become immediately exercisable to their full extent upon the occurrence of certain events including a change in control of the Company.

EMPLOYMENT AGREEMENTS

     The Company has entered into a five year employment agreement, effective as of June 1, 1992, with Carl Buccellato at an annual salary of $360,000 plus annual increases based upon the rise in the Consumer Price Index. Under the terms of his employment agreement, Mr. Buccellato is entitled to a performance bonus as determined by the Board of Directors. The Company provides him with the use of a Company car and reimbursement of medical expenses. The Company also provides Mr. Buccellato with life insurance in the amount of $1,000,000, and a lump sum death or permanent disability benefit equal to his annual salary and bonus for the immediately preceding year.

     The employment agreement provides that, in the event of termination of employment due to a change in control of the Company, Mr. Buccellato is entitled to a lump sum distribution of compensation in an amount equal to three times the sum of the annual salary currently provided for in his employment agreement and the bonus paid to him with respect to the immediately preceding year. Upon a change of control and termination, all stock options then held by him immediately become exercisable to the extent otherwise permitted by the Option Plans, and the non-competition provisions contained in his employment agreement terminates. The agreement provides that the lump sum distribution will be limited to the maximum amount which may be deducted by the Company pursuant to
Section 280G of the Internal Revenue Code of 1986. The agreement also provides for similar payments and vesting of options for termination of employment for any reason other than disability or death.

     Mr. Stewart's employment agreement was terminated effective December 31, 1994. Under the termination agreement Mr. Stewart receives monthly severance payments of $14,922.00, payment of life and health insurance premiums through November 30, 1996 and received his Company car. Mr. Stewart relinquished all stock options then held by him.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the applicable executive officers (the 'Named Officers') for the three fiscal years ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                       ------------------------
                                                           ANNUAL COMPENSATION         STOCK
                                                      ------------------------------   OPTION     ALL OTHER
YEAR   NAME/TITLE                                      SALARY      BONUS    OTHER(1)   GRANTS   COMPENSATION(2)
----   ----------                                     --------    -------   --------   ------   ---------------
1994   CARL BUCCELLATO, Chairman,                     $368,359    $     0   $ 30,319        0   $     2,772
1993   President, Chief Executive                      289,167     50,000     28,665        0         2,480
1992   Officer and Director                            255,480          0     47,747   50,000             0

1994   MELVIN STEWART, Director(3)                     179,064          0     15,587        0             0
1993                                                   175,000          0     28,442        0             0
1992                                                   257,999          0     29,481        0         2,580

1994   C. GREGORY MORRIS, Vice                         152,104          0      6,595        0         2,772
1993   President, Treasurer, Chief                     125,761          0        986        0         8,579
1992   Financial Officer                                33,562(4)       0     10,966        0             0

------------------------
(1) Totals in this column reflect the aggregate value of perquisites, including personal use of Company automobiles, outside financial counseling, executive health benefits, relocation expenses and payments made on life insurance policies for their benefit. During 1994, Mr. Buccellato received health benefits of $17,365, financial counseling of $7,804, use of a Company automobile valued at $258 and life insurance payments of $4,892; Mr. Stewart received health benefits of $6,335, financial counseling of $6,098, use of a Company automobile valued at $1,015 and life insurance payments of $8,474; and Mr. Morris received $220 of life insurance payments and $6,375 auto allowance.

(2) These amounts represent the Company's contributions to the Company's 401(k) plan.

(3) Mr. Stewart served as Chairman of the Company until September 1994.

(4) Mr. Morris' 1992 compensation is for the period October 5, 1992 through December 31, 1992. Prior to becoming an officer of the Company, Mr. Morris, age 41, served as Vice President of Finance and Administration of Arby's, Inc.

                 AGGREGATED FISCAL YEAR-END 1994 OPTION VALUES

     The following table provides information, with respect to the Named Officers, regarding unexercised options held as of the end of 1994. No options were exercised by the Named Officers in 1994.

                                                             NUMBER OF                     VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS                 IN-THE-MONEY OPTIONS
                                                        AT FISCAL YEAR-END                 AT FISCAL YEAR-END(1)
                                                 ------------------------------        ------------------------------
                                                 EXERCISABLE      UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
                                                 -----------      -------------        -----------      -------------
Carl Buccellato(2)..........................        90,000            70,000           $     -          $      -
Melvin Stewart(3)...........................        80,000            30,000           $     -          $      -
C. Gregory Morris...........................        20,000            40,000           $     -          $      -

                                       7

------------------------
(1) The exercise price of all options exceed the fair market value of the Common Stock of $.8125, as determined by the closing price December 30, 1994 (last day of trading in 1994), as reported by the Nasdaq National Market System.

(2) Unexercisable options does not include 100,000 stock options granted effective January 5, 1995.

(3) Effective January 5, 1995, Mr. Stewart relinquished his right to all outstanding stock options then held by him.

             REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

     The Company applies the same compensation philosophy for all employees, including senior management. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of our customers and stockholders.

     The Stock Option and Compensation Committee, which consists solely of non-employee directors of the Company, furnished the following report on executive compensation for inclusion in the Proxy Statement:

     To the Stockholders of Homeowners Group, Inc.:

        Compensation for the Company's executive officers, including the Chief Executive Officer, consists of three elements: base salary, an annual bonus potential, and stock options. The principal factors in establishing an executive officer's base salary are the executive's historical salary (how much did he or she earn last year and in prior years) and the Committee's subjective determination, based on the personal knowledge and experience of its members, of what is fair and reasonable compensation in light of the executive's duties and responsibilities.

        The Committee seeks to utilize the bonus potential and stock options to reward and create incentives for high levels of individual performance and to promote the interests of the Company and its stockholders. Executive compensation may be directly linked to the financial performance of the Company by conditioning the award of incentive compensation, in the form of bonuses and stock options, on the achievement of specific Company financial targets. In other situations, the Company may reward outstanding individual performance, or provide incentives for high levels of individual performance, by awarding bonus compensation or stock options without regard to the achievement of specific Company financial targets. Finally, the Committee believes that the grant of stock options is a useful tool for attracting and retaining executive officers and aligning their interests with the financial interests of the Company.

        During 1994, the Committee repriced previously issued stock options, excluding those of the Chairman and Chief Executive Officer and the other Named Officers, to $2.00 per share. The Committee determined that, because the exercise price of the options was substantially in excess of the market price of the Company's common stock, the options no longer provided option holders with a meaningful incentive to improve the value of the Company's common stock or to remain as employees of the Company and its subsidiaries. Therefore, the Committee determined that it was in the best interest of the Company and its stockholders to reduce the exercise price of the outstanding options. The adjustment was further warranted because, even at the adjusted price, the options would not be of significant value unless the value of the Company's common stock increased above its then present market value and because the repriced options make it more likely that experienced employees will remain with the Company.

        During 1994, the Company granted a total of 80,000 stock options to employees of the Company. No Named Officers received additional options in 1994. These options vest over either a two-year or five-year period, and were granted to retain and incentivize the optionees and to align their interests with the financial interests of the Company.

        The Committee is cognizant of the provisions of the Omnibus Budget Reconciliation Act of 1993 which provide that a company will not be allowed a deduction, for federal income tax purposes, for salaries paid to its five highest paid executive officers in excess of $1,000,000 each. Because salaries paid to the Company's executive officers are significantly below the applicable threshold, the Committee has not yet adopted any specific policies addressing these provisions.

                     STOCK OPTION AND COMPENSATION COMMITTEE


                     Gary D. Lipson
                     Michael A. Nocero, Jr., M.D.
                     Diane M. Gruber

                               PERFORMANCE GRAPH

     NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

          STOCK PERFORMANCE COMPARISON BETWEEN S & P MIDCAP 400 INDEX, HOMEOWNERS GROUP, INC. COMMON STOCK AND PEER GROUP COMMON STOCK

     Assumes $100 invested on December 31, 1989 in Homeowners Group, Inc. Common Stock, S&P Midcap 400 and Peer Group and assumes reinvestment of dividends.

                                                    1989      1990       1991       1992       1993       1994
                                                   ------     -----     ------     ------     ------     ------
Homeowners Group, Inc............................  100.00     51.62      92.67      64.10      43.48      10.09
S&P MIDCAP 400...................................  100.00     94.83     142.23     159.14     181.25     174.81
PEER GROUP.......................................  100.00     40.57      42.21      74.75     111.14      86.90

     The peer group presented above includes the following five companies:
Marlton Technologies, Inc., Warrantech, Inc., Alpnet, Inc., First American Health Concepts, Inc. and Radiation Technology, Inc. The Company does not believe it can reasonably identify a peer group engaged in the same line of business and has selected these companies because they have a market capitalization similar to the Company and, like the Company, supply unique information business services.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors serve on the Stock Option and Compensation Committee ('Compensation Committee') of the Company's Board of Directors: Gary
D. Lipson, Michael A. Nocero, Jr., M.D. and Diane M. Gruber.

     Homeowners Marketing Services International, Inc., ('HMSI'), a wholly-owned subsidiary of the Company, is party to a franchise agreement with Southwest Marketing Services, Inc. ('SMS'), a corporation owned 37.5% by Michael A. Nocero, Jr., M.D., granting such corporation the exclusive right to market HMS products and services and enroll Member-Brokers in Arizona and New Mexico. In 1994, the Company paid $701,392 to SMS.

     Broker Marketing Services of Texas, Inc. ('BMST'), a corporation owned 100% by Dr. Nocero, and HMS Texas, Inc., a wholly-owned subsidiary of the Company, have entered into a partnership agreement for the operation of the Texas territory. Pursuant to the terms of this partnership agreement, HMS Texas, Inc. and BMST are each entitled to 45% of the profits and cash distributions from the partnership, with a third-party manager entitled to the remaining 10%. The partnership agreement names HMS Texas, Inc. as managing partner with sole authority to make all major operational decisions, and provides for restrictions on transferability and rights of first refusal with respect to interests in the partnership. In 1994, distributions of $285,189 were paid to BMST.

     HMS has also entered into a home inspection agreement with Arizona Inspection Services, Inc. ('AIS'), a corporation owned 12.525% by Dr. Nocero. The agreement authorizes AIS to perform home inspections in the state of Arizona in connection with the issuance of HMS warranty plans. In 1994, the Company paid $26,138 in inspection fees to AIS. Dr. Nocero sold this corporation in 1995.

     HMSI is also party to a franchise agreement with O & A Marketing Services of the West, Inc. ('O & A'), a corporation owned 20% by Dr. Nocero, granting such corporation the exclusive right to market HMS products and services and enroll Member-Brokers in Kansas, Missouri and Oklahoma. In 1994, the Company paid $998,333 to O & A.

     The Company and PFE, a partnership in which Dr. Nocero is a 50% partner, have formed a joint venture to develop and market Internet and World Wide Web related products and services for the real estate industry. Through October 31, 1995, the Company has invested $65,000 in the joint venture.

     HMSI is also party to a franchise agreement with HMS New Jersey/New York ('HMSNJNY') of which Diane M. Gruber is Executive Vice President. HMSNJNY has the exclusive right to market HMS products and services and enroll Member-Brokers in New Jersey and New York. In 1994, the Company paid $638,786 to HMSNJNY. HMSI has also entered into an agreement with a firm that is the Company's franchisee for Rhode Island and Connecticut of which Diane Gruber, with her spouse, owns 100% of the stock. This firm has the exclusive right to market HMS products and services and enroll Member-Brokers in Rhode Island and Connecticut. In 1994, the Company paid $46,980 to this firm. HMSI, in 1995, entered into an agreement with Maple Avenue Enterprises, Inc., pursuant to which they were granted the exclusive right to market HMS products and services and enroll Member-Brokers in Maine, Vermont, New Hampshire and Massachusetts. Diane Gruber, with her spouse, owns 50% of the stock of Maple Avenue Enterprises, Inc. The purchase price was $100,000.

     The Company believes that the terms and provisions of the foregoing agreements are comparable to those entered into with non-affiliated third parties.

     The Company has a consulting arrangement with Gary D. Lipson pursuant to which the Company pays Mr. Lipson an hourly fee for certain legal and consulting services he provides when, as and if requested by management. In 1994, the Company incurred approximately $46,050 in fees and reimbursable expenses for consulting services rendered by Mr. Lipson, which fees and expenses the Company believes are comparable to those which would have been paid to an unrelated party.

               REQUIRED DATE OF RECEIPT OF STOCKHOLDER PROPOSALS

     Any stockholder proposals which are requested to be included in the proxy materials of the Company at its next annual meeting must be received by July 20, 1996 to be eligible for consideration. Such a proposal must comply with requirements as to the form and substance established by applicable laws and regulations in order to be included in the proxy statement.

                             ADDITIONAL INFORMATION

     Management is not aware of any matters to be presented at the meeting other than the matters above mentioned and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, it is intended that the proxies will be voted thereon in the discretion of the persons named in the enclosed proxy card. If you cannot attend the meeting, kindly date, sign and return the enclosed proxy card(s).

                                            By order of the Board of Directors
                                                    MICHAEL F. JONES,
                                                        Secretary

                             HOMEOWNERS GROUP, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE STOCKHOLDERS MEETING ON DECEMBER 22, 1995

   The undersigned hereby appoints Carl Buccellato and Gary D. Lipson, and each or both of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the 1995 Annual Meeting of Stockholders of Homeowners Group, Inc. to be held at the Sheraton Design Center Hotel, 1825 Griffin Road, Dania, Florida at 2:00 p.m. Dania, FL time, and any postponements or adjournments thereof, and to vote as follows:

(1) ELECTION OF DIRECTORS (to serve until the 1998 Annual Meeting)
    Nominees: Diane M. Gruber and Melvin Stewart
    [ ] VOTE FOR all nominees listed above, except vote withheld from following nominees (if any):
    ---------------------------------------------------------------------------
    OR [ ] VOTE WITHHELD from all nominees listed above.

(2) OTHER MATTERS

    In their discretion, to vote with respect to any other matters that may come before the Meeting and any postponements or adjournments thereof, including matters incident to its conduct.

                    PLEASE DATE AND SIGN ON THE REVERSE SIDE

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE STOCKHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSAL LISTED IN ITEM 2.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW

                                                 -------------------------------
                                                           (Signature)

                                                 -------------------------------
                                                           (Signature)

                                                 Dated: __________________, 1995

                                                 Joint Owners Should Each Sign.
                                                 Executors, Administrators,
                                                 Custodians or Corporation
                                                 Officers Should Give Full Title

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.